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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion or incorporation by reference in the Prospectus Supplement dated March 4, 1999 to the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our reports dated March 30, 1998, on our audits of the consolidated financial statements of Level 3 Communications, Inc., formerly Peter Kiewit Sons', Inc., the financial statements and financial statement schedule of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc., and the financial statements of Diversified Group, a business group of Peter Kiewit Sons', Inc. as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997 which reports are included in the 1997 Annual Report on Form 10-K/A of Level 3 Communications, Inc., formerly Peter Kiewit Sons', Inc. We also consent to the reference to our firm the Prospectus Supplement under the caption "Experts."

                                          PricewaterhouseCoopers LLP

                                          /s/ PricewaterhouseCoopers LLP

Omaha, Nebraska
March 4, 1999